SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A)

OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the Appropriate Box:
[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[X]	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

Wells Fargo Funds Trust

(Name of Registrant as Specified in Its Charter)

Payment of filing fee (check the appropriate box):
[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(a)	Title of each class of securities to which transaction applies:
___________________________
(b)	Aggregate number of securities to which transaction applies:
___________________________
(c)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
___________________________
(d)	Proposed maximum aggregate value of transaction:
___________________________
(e)	Total fee paid:
___________________________

[ ]	Fee paid previously with preliminary material
[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(a)	Amount Previously Paid: ______________
(b)	Form, Schedule or Registration Statement No.: ____
(c)	Filing Party: ______________________
(d)	Date Filed: _______________________

[WFA Logo]

Wells Fargo Funds

Product Alert

March 2, 2017

New subadvisory agreement for Golden Capital Management following acquisition and change of control

Wells Fargo Asset Management (WFAM) and Golden Capital Management, LLC (Golden), announced today that Wells Fargo will exercise its option to purchase the remaining 35% ownership interest in Golden. This transaction is expected to occur in the third quarter of 2017 and will result in a subsidiary change of control from Golden to Wells Fargo. Since 2011, Wells Fargo has been the majority owner of Golden.

Golden is a subadvisor for the Wells Fargo Disciplined U.S. Core Fund, Wells Fargo Large Cap Core Fund, Wells Fargo Small Cap Core Fund, and Wells Fargo Index Portfolio, the master portfolio in which the Wells Fargo Index Fund invests all of its investable assets.

Approval from the Wells Fargo Funds Board of Trustees and the funds’ shareholders is required for this subadvisor relationship to continue after the change of control. The Board has approved the new agreement, and a shareholder proxy vote will occur with a shareholder meeting planned for May 26, 2017.

The change of control will not result in any changes to the funds’ investment processes, portfolio management team, team capabilities, or expenses. The following questions and answers provide more details.

Q: Why did the Board vote on this matter?

A: The Investment Company Act of 1940 requires that subadvisory agreements terminate automatically when there is a change of control of the subadvisor. Retention of the subadvisor following a change of control must be approved by the fund’s board of directors and shareholders.

Q: What has been the relationship between Golden and Wells Fargo?

A: In 2005, Wells Fargo’s predecessor, Wachovia Corporation, established a minority ownership interest in Golden. Since 2011, Wells Fargo has been the majority owner of Golden. The Golden team has always operated as a fully autonomous business, maintaining its own investment process, distribution, and technology.

Q: What will this change of control mean for shareholders?

A: The firm’s acquisition by Wells Fargo will have no impact on portfolio management or delivery of services to shareholders of Wells Fargo Funds. Equally important, it will not affect Wells Fargo’s oversight of compliance, risk management, and operational reporting associated with the Golden-subadvised mutual funds.

The Disciplined U.S. Core Fund will continue to seek long-term capital appreciation by employing a risk controlled investment approach to constructing a broadly diversified portfolio of companies with characteristics similar to the S&P 500 Index. Greg Golden, CFA, will remain the portfolio manager of the fund.

The Large Cap Core Fund will continue to seek long-term capital appreciation by using a combination of quantitative methods and fundamental analysis to invest in a core portfolio of large-capitalization companies. Jeff Moser, CFA, and John Campbell, CFA, will remain the portfolio managers of the fund.

The Small Cap Core Fund will continue to seek long-term capital appreciation by using a combination of quantitative methods and fundamental analysis to invest in a core portfolio of small-capitalization companies. Greg Golden, CFA; John Campbell, CFA; and Justin Carr, CFA, will remain the portfolio managers of the fund.

The Index Fund will continue to seek to replicate the total return of the S&P 500 Index, before fees and expenses. John Campbell, CFA; David Neal, CFA; and Justin Carr, CFA, will remain the portfolio managers of the master portfolio in which the fund invests.

The portfolio management teams will continue to operate from Golden’s offices in Charlotte, North Carolina. Likewise, the services currently provided by Golden and the fees incurred by shareholders will not change as a result of the change of control.

Q: What happens next?

A: Now that the Board of Trustees has approved the new subadvisory agreement, a shareholder proxy vote will occur with a shareholder meeting planned for May 26, 2017. Proxy materials will be sent to shareholders on or about March 13, 2017.

Additional information and where to find it

Wells Fargo Funds Trust (the Trust) expects to file a preliminary proxy statement with the U.S. Securities and Exchange Commission (SEC) on or about March 3, 2017. All investors and security holders are advised to read this proxy statement when it becomes available because it will contain important information regarding the proposal, the persons soliciting proxies in connection with the proposal, and the interests of these persons in the proposal and related matters.

The Trust intends to mail the proxy statement to fund shareholders once a definitive proxy statement has been filed with the SEC. Investors and security holders may obtain a free copy of the proxy statement when available and other documents filed by the Trust with the SEC at www.sec.gov. Free copies of the proxy statement, once available, also may be obtained by calling Wells Fargo Funds at 1-888-877-9275.

The funds also file annual, semi-annual, and special reports; proxy statements; and other information with the SEC. You may read and copy any reports, statements, or other information filed by the funds at the SEC’s public reference rooms at 100 F Street, N.E., Washington, D.C., 20549 or at the SEC’s other public reference rooms. Please call the SEC at 1-800-SEC-0330 for information. The Trust’s filings with the SEC are available to the public from commercial document-retrieval services at www.sec.gov.

Participants in the solicitation

The Trust, its trustees, executive officers and certain members of its management, and other employees may be soliciting proxies from fund shareholders in favor of the proposal and other related matters. Information concerning persons who may be considered participants in the solicitation of fund shareholders under the rules of the SEC will be set forth in the preliminary proxy statement expected to be filed by the Trust with the SEC on or about March 3, 2017.

Carefully consider a fund’s investment objectives, risks, charges, and expenses before investing. For a current prospectus and, if available, a summary prospectus, containing this and other information, visit wellsfargofunds.com. Read it carefully before investing.

Wells Fargo Asset Management (WFAM) is a trade name used by the asset management businesses of Wells Fargo & Company.

Wells Fargo Funds Management, LLC, a wholly owned subsidiary of Wells Fargo & Company, provides investment advisory and administrative services for Wells Fargo Funds. Other affiliates of Wells Fargo & Company provide subadvisory and other services for the funds. The funds are distributed by Wells Fargo Funds Distributor, LLC, Member FINRA, an affiliate of Wells Fargo & Company.
Neither Wells Fargo Funds Management nor Wells Fargo Funds Distributor has fund customer accounts/assets, and neither provides investment advice/recommendations or acts as an investment advice fiduciary to any investor.

301862 03-17

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE